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                                                                   EXHIBIT 23(c)




CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of Robotic Vision Systems, Inc. on Form S-3 dated July 13, 1998, of our report dated February 8, 1996, with respect to the 1995 consolidated financial statements and schedule of Computer Identics Corporation and subsidiaries included in the Annual Report (Form 10-K) of Robotic Vision Systems, Inc., for the year ended September 30, 1997.

We also consent to the use of our report in this Registration Statement on Form S-3 of our report dated February 8, 1996, with respect to the 1995 consolidated financial statements and schedule of Computer Identics Corporation and subsidiaries relating to the financial statements of Robotic Vision Systems, Inc. appearing therein and the reference therein to our firm as "Experts" in the Prospectus.


/s/ ERNST & YOUNG LLP

Boston, Massachusetts
July 13, 1998


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